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                                                                 Exhibit 4(b)(4)
                         SECOND SUPPLEMENTAL INDENTURE



     THIS SECOND SUPPLEMENTAL INDENTURE, dated as of May 28, 1997, is between UNION TANK CAR COMPANY, a Delaware corporation (the "Company"), and HARRIS TRUST AND SAVINGS BANK, as trustee (herein called the "Trustee").


                             PRELIMINARY STATEMENT

     The Company and the Trustee have entered into an Indenture (herein called the "Indenture"), dated as of January 16, 1997. Capitalized terms used herein, not otherwise defined herein, shall have the meanings given them in the Indenture.

     Section 9.1 of the Indenture provides that, under certain circumstances, a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Securities. In accordance with the terms of Section 9.1(6) of the Indenture, the Company has authorized this Second Supplemental Indenture which is in the form required by the terms of the Indenture. This Second Supplemental Indenture modifies the terms and the Indenture insofar as they are applicable to the Securities referred to herein issued under the Indenture after the date of this Second Supplemental Indenture.

     The parties agree that all things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

     NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities referred to herein issued under the Indenture from and after the date of this Second Supplemental Indenture, as follows:

     1. Pursuant to Section 2.2, the form, terms and conditions of the Securities to be issued pursuant to this Second Supplemental Indenture shall be as follows:

           (a)  The Securities shall be entitled 7.45% Notes Due 2009.

           (b) The Securities shall be limited in the aggregate principal amount of $150,000,000 (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.8, 2.9 or 2.12 of the Indenture).

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     (c)  The principal amount of the Securities shall mature on June 1, 2009, subject to any declaration of acceleration of the maturity pursuant to
Section 6.2 of the Indenture or provable in bankruptcy pursuant to Section 6.3 of the Indenture.

     (d) The Securities shall bear interest from June 2, 1997 at the rate of 7.45% per annum, payable on each June 1 and December 1, commencing on December 1, 1997, to the holders of record of the Securities on May 15 or November 15, as the case may be, next preceding such February 1 or August 1. Interest on the Securities will be computed on the basis of a 360-day year of twelve 30-day months.

     (e) The Securities shall not be redeemable prior to maturity and the Company shall have no obligation to redeem or purchase the Securities pursuant to any sinking fund or analogous provision.

     (f) The minimum denominations for the Securities shall be $1,000 and integral multiples of $1,000 in excess thereof.

     (g) The Securities shall be subject to defeasance in accordance with the terms of Article VIII of the Indenture.

     (h) The Securities shall be issued in the form of fully registered Global Securities, which will be deposited with, or on behalf of, the Depository Trust Company, New York, New York (the "Depository") and registered in the name of the Depository's nominee and the circumstances under which any Global Security may be transferred to, and registered and exchanged for Securities registered in the name of a Person other than the Depository shall be as set forth in
Section 2.8 of the Indenture. Principal of, premium, if any, and interest payments on the Securities will be made to the Depository or its nominee; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     The Company shall execute and the Trustee shall, in accordance with Sections 2.3 and 2.15 of the Indenture, authenticate and deliver, such Global Security or Securities substantially in the form of Exhibit A attached hereto.

     Members of, or participants in, the Depository shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository or its nominee. The Depository or its nominee may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its agent members, the





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     operation of customary practices governing the exercise of the rights of a holder of any Security.

          If at any time the Depository for a Global Security notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository for the Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to such Global Security. If a successor Depository of such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility or an Event of Default has occurred and is continuing, the Company will execute, and the Trustee upon receipt of an order of the Company for the authentication and delivery of individual Securities of such series in exchange of such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

          (i)  The denomination of the Securities shall be in U.S. dollars.

          (j)  The Securities shall not be issued in tranches.

          (k) The principal amount of the Securities payable at maturity shall not be determined by the relationship between a denominated currency and another currency.

     2. This Second Supplemental Indenture does not modify the Indenture in any respect with regard to Securities issued thereunder prior to the date of this Second Supplemental Indenture.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.





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     IN WITNESS WHEREOF, the Company and the Trustee have caused this Second
Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and the seal of the Company and the Trustee duly attested to be hereunto affixed all as of the date and year first above written.


                                              UNION TANK CAR COMPANY




[SEAL]                                        By:_____________________________
                                                 Name:  Mark J. Garrette
                                                 Title: Vice President



                                              HARRIS TRUST AND SAVINGS BANK,
                                              as Trustee



[SEAL]                                        By:_____________________________
                                                 Name:
                                                 Title:
















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                                   EXHIBIT A
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     Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York Corporation (the "Depository"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED                                                           REGISTERED

                             UNION TANK CAR COMPANY

                              7.45% NOTES DUE 2009

                                                                 CUSIP 908584DK8

No. 001                                                           US$150,000,000

     UNION TANK CAR COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assignees, the principal sum of One Hundred Fifty Million Dollars ($150,000,000) on June 1, 2009, and to pay interest thereon from June 2, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 of each year, commencing December 1, 1997, at the rate of 7.45% per annum, until the principal hereof becomes due and payable, and at such rate on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business of the Regular Record Date for such interest payment, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date by virtue of his having been such Holder, and may either be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debt Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and interest on this Debt Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of Chicago and State of Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

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     This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     This security is one of a duly authorized issue of securities of the Company (the "Debt Securities"), issued or to be issued in one or more series under an indenture (the "Indenture"), dated as of January 16, 1997, as supplemented by the second supplemental indenture thereto, dated as of May 28, 1997, each between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof limited in aggregate principal amount to $150,000,000.

     The Debt Securities of this series are not subject to redemption prior to maturity.

     If an Event of Default with respect to the Debt Securities of this series shall have occurred and be continuing, the principal of all the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt securities of any series at the time outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

     Holders of Debt Securities may not enforce their rights pursuant to the Indenture or the Debt Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debt Security at the times, place and rate, and in the coin or currency, herein prescribed.

     The Debt Securities of this series are issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of this series are exchangeable for a like aggregate principal amount of Debt Securities of this series of different authorized denominations, as requested by the Holder surrendering the same.

     As provided in the Indenture and subject to certain limitations set forth, the transfer of this Debt Security is registerable in the Security Register of the Company, upon surrender of this Debt Security




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for registration of transfer at the office or agency of the Company in the City of Chicago and State of Illinois, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debt Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     This Debt Security is in the form of a Global Security as provided in the Indenture. If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Debt Security or if at any time the Depository for this series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to this Debt Security. If a successor Depository for this Debt Security is not appointed by the Company within 90 days after the Company receives notice or becomes aware of such ineligibility or an Event of Default has occurred and is continuing, the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of certificates representing Debt Securities of this series in exchange for this Debt Security, will authenticate and deliver, certificates representing Debt Securities of this series of like tenor and terms in an aggregate principal amount equal to the principal amount of this Debt Security in exchange for this Debt Security.

     The Company may at any time and in its sole discretion determine that this Debt Security or portion hereof shall no longer be represented in the form of a Global Security. In such event the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of certificates representing Debt Securities of this series in exchange in whole or in part for this Debt Security, will authenticate and deliver certificates representing Debt Securities of this series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of this Debt Security or portion hereof in exchange for this Debt Security.

     If specified by the Company pursuant to the Indenture with respect to this Debt Security, the Depository may surrender this Debt Security in exchange in whole or in part for certificates representing Debt Securities of this series of like tenor and terms in definitive form on such terms as are acceptable to the Company and the Depository. Thereupon the Company shall execute, and the Trustee or its agent shall authenticate and deliver, without a service charge, (1) to each Holder specified by the Security Registrar or the Depository a certificate or certificates representing Debt Securities of this series of like tenor and terms and of any authorized denomination as requested by such person in an aggregate principal amount equal to and in exchange for such Holder's beneficial interest as specified by the Security Registrar or the Depository in this Debt Security; and (2) to the Depository a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Debt Security and the aggregate principal amount of certificates representing Debt Securities delivered to Holders thereof.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentation of this Debt Security for registration or transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debt





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Security is registered as the owner hereof for all purposes, whether or not this Debt Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal or of interest in this Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental hereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liabilities being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     The Debt Securities of this series are subject to defeasance at the option of the Company as provided in the Indenture.

     This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois, without regard to its conflict of laws provisions.

     All terms used in this Debt Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.














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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  June 2, 1997

                                               UNION TANK CAR COMPANY



                                               By ___________________________
                                                  Name:  Mark J. Garrette
                                                  Title: Vice President


[SEAL]                                              Attest:



                                               By ____________________________
                                                  Name:  Robert W. Webb
                                                  Title: Secretary


     This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  June 2, 1997

                                               HARRIS TRUST AND SAVINGS BANK,
                                               as Trustee



                                               By ____________________________
                                                  Name:
                                                  Title:








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                                -----------------

                                 ABBREVIATIONS


     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common
     TEN ENT - as tenants by the entireties
     JT TEN - as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT -     Custodian
                         -------------------
                          (Cust)    (Minor)
                          Under Uniform Gifts to Minors Act

                          ------------------------
                                  (State)


Additional abbreviations may also be used though not in the above list.


                                  ---------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE


------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing ________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated:

                       ---------------------------------
                                   Signature


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.





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